Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated May 20, 2020, relating to the balance sheet of Foley Trasimene Acquisition Corp. as of April 7, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 26, 2020 (inception) through April 7, 2020, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-238135.

/s/ WithumSmith+Brown, PC

New York, New York
May 26, 2020